Re Exhibit 99.1

Party City Announces Second Quarter 2020 Financial Results and Successfully Completes Reset of Capital Structure

•	Sales trends improved throughout quarter; June brand comparable sales down -6.5% and July brand comparable sales positive
•	Substantially all stores reopened as of June 22
•	Successful exchange offers and reset of capital structure

ELMSFORD, N.Y., August 6, 2020 -- Party City Holdco Inc. (the “Company” or “PRTY”; NYSE:PRTY) today announced financial results for the quarter ended June 30, 2020.

Brad Weston, Chief Executive Officer, stated, “Against a difficult, pandemic impacted backdrop, our teams continued to execute with discipline and demonstrate their resilience as we adapted quickly to changing operating conditions in the second quarter. We made progress on our key strategic priorities including the rapid launch and expansion of additional customer fulfillment options, as well as relevant merchandising and marketing strategies that resonated with our customers and reflected their evolving approach to celebrations. We also took significant steps to strengthen our financial position and just last week successfully completed our exchange offers that enabled us to extend our debt maturities, reduce our leverage and increase our liquidity.”

Mr. Weston continued, “As our stores reopened, overall business trends improved, and we have seen a continuation of that improving trend so far in the third quarter, driven in large part by a very successful graduation season, as well as kids’ birthday, including strength in balloon sales.  However, the environment remains highly uncertain and, as we head into the important third quarter and Halloween selling season, we remain disciplined in our approach to managing the business, continuing to prioritize preservation of our financial health and liquidity, while staying flexible so we can swiftly react to changing operating conditions. With focused execution of our strategic priorities, we are moving forward with our plan to stabilize the business and reposition Party City for enduring success.”

Second Quarter Summary:

•	Total revenues decreased 54.8% on a reported basis to $254.7 million and decreased 54.6% on a constant currency basis.
•	Total Retail sales decreased 56.3% on a reported basis and 56.3% on a constant currency basis, principally due to the temporary closure of all the Company’s retail stores during the quarter.

•

The Company began reopening stores on May 1, 2020, in accordance with state and local health ordinances, and as of June 12, 2020 had reopened 85% of its stores. By June 22, 2020, substantially all stores were re-opened.

•

Brand comparable sales decreased 52.4% in the second quarter due to the loss of store operating days for all of April and most of May. For the month of June, brand comparable sales were down 6.5%. When looking at the cohort of stores that were open for the entire month of June, including BOPIS (buy online, pickup in store), curbside pickup, and same day delivery, brand comparable sales for this cohort increased 6.3%.

•	North American e-commerce sales increased 83.2% including BOPIS, curbside pickup, and delivery, and increased 3.3% excluding BOPIS, curbside pickup, and delivery.
•	Net third-party Wholesale revenues decreased 50.3% or 49.5% in constant currency and maintained approximately 70% of prior year sales volume in the month of June.
•

Total gross profit margin decreased 3,094 basis points to 6.2% of net sales.  Excluding certain items not indicative of core operating performance, gross profit margin decreased 1,860 basis points to 19.4% of net sales mainly due to deleveraging from lower sales caused by the temporary closure of stores.

•

Operating expenses totaled $142.4 million or $24.1 million lower than the second quarter of 2019.  Excluding certain items not indicative of core operating performance, Operating expenses totaled $115.7 million or $41.0 million lower than the second quarter of 2019, primarily due to the temporary store closures during the second quarter of 2020 and resulting cost reductions implemented in response to the COVID-19 pandemic.

•

Interest expense was $25.4 million during the second quarter of 2020, compared to $30.2 million during the second quarter of 2019 driven by lower interest rates and the pay down of debt associated with the proceeds from the sale leaseback and Canadian retail transactions.

•	Reported GAAP net loss was $130.0 million, or a loss of $1.39 per share.
•

Adjusted net loss was $61.3 million, or a loss of $0.66 per share, compared to adjusted net income of $20.2 million, or $0.22 per share, in the second quarter of 2019. (See “Non-GAAP Financial Information”)

•	Adjusted EBITDA was a loss of $42.8 million, versus $81.0 million during the second quarter of 2019. (See “Non-GAAP Financial Information”)

Balance Sheet Highlights:

As of the end of the second quarter on June 30, 2020, the Company had $154.1 million in cash, $1,743 million in debt (net of cash) and approximately $136.1 million of availability under the ABL Facility, for total liquidity of $290 million.

Reset of Capital Structure:

The previously announced exchange offers (the “Exchange Offers”) that the Company commenced on June 26, 2020, settled on July 30, 2020 with the participation of approximately 84.7% of the

Company’s outstanding existing notes, including approximately 93.5% of 6.125% Senior Notes due 2023 and approximately 78.6% of 6.625% Senior Notes due 2026.

Through the Exchange Offers, participating holders received a combination of:

•	approximately 15.9 million shares of common stock of the Company, par value $0.01 per share (the “Exchange Shares”);
•

approximately $156.7 million of Senior Secured First Lien Floating Rate Notes due 2025 (the “First Lien Party City Notes”) issued by Party City Holdings Inc., a wholly owned indirect subsidiary of the Company (“Holdings”), and secured by first-priority liens on all assets of Holdings and its subsidiaries that currently secure the Company’s existing senior credit facilities; and

•

approximately $84.7 million of 10.00% PIK/Cash Senior Secured Second Lien Notes due 2026 (the “Second Lien Anagram Notes”) issued by Anagram Holdings, LLC and Anagram International, Inc., wholly owned indirect subsidiaries of the Company (together, the “Anagram Issuers”), and secured by second-priority liens on assets of the Anagram Issuers and their subsidiaries guaranteeing such notes, subject to certain agreed upon exceptions.

In addition, in connection with the previously announced rights offering and private placement related to the Exchange Offers (together with the Exchange Offers, the “Refinancing Transactions”), (i) the Anagram Issuers issued $110.0 million of 15.00% PIK/Cash Senior Secured First Lien Notes due 2025, secured by first-priority liens on assets of the Anagram Issuers and their subsidiaries guaranteeing such notes, subject to certain agreed upon exceptions; and (ii) Holdings issued an additional $5.0 million of First Lien Party City Notes.

The Refinancing Transactions have the combined effect of deleveraging the Company’s balance sheet by approximately $463 million including raising $100 million in new capital to increase its financial strength and support the Company’s global operations and ongoing transformation initiatives. The accompanying supplemental earnings material, available on the Company’s investor relations website, contains further information, including on pro-forma debt and cash. Given the completion of these transactions, interest expense, assuming currently prevailing interest rates and the current pro-forma capital structure, is expected to be reduced by approximately $10 million on an annualized basis.  In addition, approximately 15.9 million shares are being issued, which increases shares outstanding by the same amount.

Store Optimization Program:

In 2019, the Company initiated a store optimization program under which the Company identified approximately 55 Party City stores to be closed. In addition, 21 stores were identified in 2020 for closure at a future date. The Company also recorded an impairment charge for open stores where sales were affected by COVID-19.  In conjunction with the program and store impairment, the

Company’s Retail segment recorded $1.2 million and $8.9 million of store impairment and restructuring charges in the second quarter of 2020 and 2019, respectively.

Fiscal 2020 Outlook:

During the remainder of 2020, the Company plans to close approximately 21 stores, open 4 new stores, with approximately 6 new store openings planned to shift into 2021.

In 2020, the Company continues to plan to invest approximately $35-$40 million dollars in capital expenditures, with approximately one third invested in its retail segment, and the balance invested in its manufacturing and distribution capabilities.

Full year 2020 interest expense is expected to be approximately $80 million. This is approximately $25 million below our original expectation of $104-$106 million at the start of the year and before COVID-19 related guidance withdrawal. The reduction is due to approximately $5 million in partial year impact of the Exchange Offers, as well as approximately $20 million in the one-time elimination of the August 2020 semi-annual interest payments for the senior notes participating in the Exchange Offers.

Full year 2020 depreciation & amortization is expected to be approximately $77 million.

As a result of the continued disruption and uncertainty caused by the COVID-19 pandemic, the Company is not providing any additional financial outlook information at this time for fiscal 2020.

Conference Call Information:

A conference call to discuss the second quarter 2020 financial results is scheduled for today, August 6, 2020, at 8:00 a.m. Eastern Time, and the Company has posted certain supplemental presentation materials to its investor relations website. Investors and analysts interested in participating in the call are invited to dial 866-270-1533 (U.S. domestic) or 412-317-0797 (international) approximately 10 minutes prior to the start of the call. The conference call will also be webcast at http://investor.partycity.com/. To listen to the live call, please go to the website at least 15 minutes early to register and download any necessary audio software. The webcast will be accessible for one year after the call.

Website Information

We routinely post important information for investors on the Investor Relations section of our website, http://investor.partycity.com/. We intend to use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Non-GAAP Information

This press release includes non-GAAP measures including Adjusted EBITDA and Adjusted Net Income/Loss and Adjusted Earnings per Share. We present these non-GAAP financial measures because we believe they assist investors in comparing our performance across reporting periods on a consistent basis by eliminating items that we do not believe are indicative of our core operating performance. In addition, we use Adjusted EBITDA: (i) as a factor in determining incentive compensation, (ii) to evaluate the effectiveness of our business strategies and (iii) because our credit facilities use Adjusted EBITDA to measure compliance with certain covenants. The Company has reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures in tables accompanying this release. We also evaluate our results of operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We calculate constant currency percentages by converting our prior-period local currency financial results using the current period exchange rates and comparing these adjusted amounts to our current period reported results. We also provide free cash flow, defined as Adjusted EBITDA less capital expenditures, and net debt leverage, which is calculated by adding Loans and Notes Payable, Current Portion of Long Term Obligations and Long Term Obligations, Excluding Current Portion, subtracting Cash and Cash Equivalents and dividing by Adjusted EBITDA for the trailing twelve month period. Adjusted Earnings per Share is calculated by dividing Adjusted Net Income by the Weighted Average Number of Common Shares-Diluted. We believe providing these non-GAAP measures provides valuable supplemental information regarding our results of operations and leverage, consistent with how we evaluate our performance. In evaluating these non-GAAP financial measures, investors should be aware that in the future the Company may incur expenses or be involved in transactions that are the same as or similar to some of the adjustments in this presentation. The Company's presentation of non-GAAP financial measures should not be construed to imply that its future results will be unaffected by any such adjustments. The Company has provided this information as a means to evaluate the results of its core operations. Other companies in the Company's industry may calculate these items differently than it does. Each of these measures is not a measure of performance under GAAP and should not be considered as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company's results as reported under GAAP.

Forward-Looking Statements

This press release and the commentary in the conference call to be held today each contains forward-looking statements. Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance, including Party City’s expectations regarding its ability to maximize the potential of its plans to open and close stores, plans to invest capital expenditures, and anticipated interest expense and depreciation and amortization expense for fiscal year 2020. The forward-looking statements contained in this press release are based on management's good-faith belief and reasonable judgment based on current information, and these statements are qualified by important risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those forecasted or indicated by such forward-looking statements. These risks and uncertainties include: potential risks and uncertainties relating to the ultimate geographic spread of COVID-19; the severity of the COVID-19 pandemic; the duration of the COVID-19 pandemic; actions that may be taken by governmental authorities to contain the COVID-19 pandemic or to treat its impact; the potential negative impacts of COVID-19 on the global economy and foreign sourcing; the impacts of COVID-19 on our financial condition and business operation; our ability to compete effectively in a competitive industry; fluctuations in commodity prices; our ability to appropriately respond to changing merchandise trends and consumer preferences; successful implementation of our store growth strategy; decreases in our Halloween sales; the impact of helium shortages on our financial performance; disruption to the transportation system or increases in transportation costs; product recalls or product liability; economic slowdown affecting consumer spending and general economic conditions, including as a result of the COVID-19 pandemic; loss or actions of third party vendors and loss of the right to use licensed material; disruptions at our manufacturing facilities; and the additional risks and uncertainties set forth in “Risk Factors” in Party City’s Annual Report on Form 10-K for the year ended December 31, 2019 and in subsequent reports filed with or furnished to the Securities and Exchange Commission. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, outlook, guidance, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward looking statements. Except as may be required by any applicable laws, Party City assumes no obligation to publicly update or revise such forward-looking statements, which are made as of the date hereof or the earlier date specified herein, whether as a result of new information, future developments or otherwise.

About Party City

Party City Holdco Inc. is the leading party goods company by revenue in North America and, we believe, the largest vertically integrated supplier of decorated party goods globally by revenue. The Company is a popular one-stop shopping destination for party supplies, balloons, and costumes. In addition to being a great retail brand, the Company is a global, world-class organization that combines state-of-the-art manufacturing and sourcing operations, and sophisticated wholesale operations complemented by a multi-channel retailing strategy and e-commerce retail operations. The Company is the leading player in its category, vertically integrated and unique in its breadth and depth. The Company designs, manufactures, sources and distributes party goods, including paper and plastic tableware, metallic and latex balloons, Halloween and other costumes, accessories, novelties, gifts and stationery throughout the world. The Company’s retail operations include approximately 850 specialty retail party supply stores

(including franchise stores) throughout North America operating under the names Party City and Halloween City, and e-commerce websites, principally through the domain name PartyCity.com

Contacts:

Investor Relations

ICR

Farah Soi and Rachel Schacter

203-682-8200

InvestorRelations@partycity.com

Media Relations

ICR

Brittany Fraser

203-682-8200

PartyCityPR@partycity.com

Source: Party City Holdco Inc.

PARTY CITY HOLDCO INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data, unaudited)

	June 30, 2020	December 31, 2019
	(Note 2) (Unaudited)	(Note 2)
ASSETS
Current assets:
Cash and cash equivalents	$154,133	$34,917
Accounts receivable, net	85,081	149,109
Inventories, net	635,014	658,419
Prepaid expenses and other current assets	94,710	51,685
Total current assets	968,938	894,130
Property, plant and equipment, net	223,433	243,572
Operating lease asset	755,288	802,634
Goodwill	666,084	1,072,330
Trade names	394,203	530,320
Other intangible assets, net	39,402	45,060
Other assets, net	9,435	7,273
Total assets	$3,056,783	$3,595,319
LIABILITIES, REDEEMABLE SECURITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Loans and notes payable	$325,754	$128,806
Accounts payable	144,849	152,300
Accrued expenses	179,159	150,921
Current portion of operating lease liability	202,971	155,471
Income taxes payable	—	35,905
Current portion of long-term obligations	13,810	71,524
Total current liabilities	866,543	694,927
Long-term obligations, excluding current portion	1,557,576	1,503,987
Long-term portion of operating lease liability	685,290	720,735
Deferred income tax liabilities, net	67,458	126,081
Other long-term liabilities	16,932	16,517
Total liabilities	3,193,799	3,062,247
Redeemable securities	—	3,351
Commitments and contingencies
Stockholders’ equity:
Common stock (94,602,386 and 94,461,576 shares outstanding and 121,819,456 and 121,662,540 shares issued at June 30, 2020 and December 31, 2019, respectively)	1,211	1,211
Additional paid-in capital	941,745	928,573
Accumulated deficit	(708,747)	(37,219)
Accumulated other comprehensive loss	(43,849)	(35,734)
Total Party City Holdco Inc. stockholders’ equity before common stock held in treasury	190,360	856,831
Less: Common stock held in treasury, at cost (27,217,070 and 27,200,964 shares at June 30, 2020 and December 31, 2019, respectively)	(327,170)	(327,086)
Total Party City Holdco Inc. stockholders’ equity	(136,810)	529,745
Noncontrolling interests	(206)	(24)
Total stockholders’ equity	(137,016)	529,721
Total liabilities, redeemable securities and stockholders’ equity	$3,056,783	$3,595,319

PARTY CITY HOLDCO INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(In thousands, except share and per share data, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenues:
Net sales	$253,646	$561,702	$666,107	$1,072,804
Royalties and franchise fees	1,045	2,189	2,627	4,203
Total revenues	254,691	563,891	668,734	1,077,007
Cost of sales	237,907	353,056	534,664	692,098
Wholesale selling expenses	9,707	16,884	25,165	34,845
Retail operating expenses	65,236	96,143	153,402	191,161
Franchise expenses	3,121	3,236	6,430	6,539
General and administrative expenses	59,931	41,510	119,927	83,435
Art and development costs	3,516	5,712	8,838	11,641
Development stage expenses	903	3,012	2,932	5,238
Gain on sale/leaseback transaction	—	(58,381)	—	(58,381)
Store impairment and restructuring charges	1,164	5,234	18,892	23,243
Goodwill and intangibles impairment	—	—	536,648	—
Total expenses	381,485	466,406	1,406,898	989,819
(Loss) income from operations	(126,794)	97,485	(738,164)	87,188
Interest expense, net	25,412	30,176	50,532	59,433
Other expense, net	1,484	3,342	7,160	4,596
(Loss) income before income taxes	(153,690)	63,967	(795,856)	23,159
Income tax (benefit) expense	(23,631)	15,962	(124,129)	5,443
Net (loss) income	(130,059)	48,005	(671,727)	17,716
Less: Net loss attributable to noncontrolling interests	(44)	(69)	(199)	(140)
Net (loss) income attributable to common shareholders of Party City Holdco Inc.	$(130,015)	$48,074	$(671,528)	$17,856
Net (loss) income per share attributable to common shareholders of Party City Holdco Inc.–Basic	$(1.39)	$0.52	$(7.19)	$0.19
Net (loss) income per share attributable to common shareholders of Party City Holdco Inc.–Diluted	$(1.39)	$0.51	$(7.19)	$0.19
Weighted-average number of common shares-Basic	93,419,078	93,293,176	93,407,344	93,233,865
Weighted-average number of common shares-Diluted	93,419,078	93,703,546	93,407,344	93,791,763
Dividends declared per share	$—	$—	$—	$—
Comprehensive (loss) income	$(125,961)	$48,327	$(679,842)	$21,690
Less: Comprehensive loss attributable to noncontrolling interests	(44)	(89)	(199)	(151)
Comprehensive (loss) income attributable to common shareholders of Party City Holdco Inc.	$(125,917)	$48,416	$(679,643)	$21,841

PARTY CITY HOLDCO INC.
RECONCILIATION OF ADJUSTED EBITDA

(In thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
(Dollars in thousands)
Net (loss) income	$(130,059)	$48,005	$(671,727)	$17,716
Interest expense, net	25,412	30,176	50,532	59,433
Income tax (benefit) expense	(23,631)	15,962	(124,129)	5,443
Depreciation and amortization	22,766	21,884	40,518	43,225
EBITDA	(105,512)	116,027	(704,806)	125,817
Non-cash purchase accounting adjustments	—	1,756	—	2,757
Store impairment and restructuring charges (a)	1,761	10,628	29,522	46,266
Other restructuring, retention and severance (b)	5,697	3,933	8,744	5,321
Goodwill and intangibles impairment (c)	—	—	536,648	—
Deferred rent (d)	(1,488)	(338)	(2,872)	(1,488)
Closed store expense (e)	400	507	1,635	1,098
Foreign currency losses/(gains), net	12	133	4,267	(160)
Stock option expense – time – based (f)	206	371	560	741
Stock option expense – performance – based (n)	7,847	—	7,847	—
Non-employee equity-based compensation (g)	—	129	1,033	258
Undistributed income in equity method investments	559	(4)	415	(202)
Corporate development expenses (h)	2,643	4,349	5,612	7,194
Restricted stock units – time-based (i)	518	541	1,139	933
Restricted stock unit expense – performance-based (m)	—	476	—	476
Non-recurring legal settlements/costs	188	869	6,509	1,601
Gain on sale/leaseback transaction (o)	—	(58,381)	—	(58,381)
COVID - 19 (l)	44,200	—	70,380	—
Other	216	44	2,488	291
Adjusted EBITDA	$(42,753)	$81,040	$(30,879)	$132,522

PARTY CITY HOLDCO INC.
RECONCILIATION OF ADJUSTED EBITDA, Continued

(In thousands, unaudited)

		Three Months Ended June 30, 2020 EBITDA Adjustments
	June 30, 2020 GAAP Basis (as reported)	Store impairment and restructuring charges (a)	Corporate development expenses (h)	Legal	Stock Option Expense/Non- Employee Equity Compensation/ Restricted stock units – time-based (f)(g)(i)(n)	Deferred Rent (d)	Other restructuring, retention and severance (b)	Closed store expense (e)	COVID- 19 (l)	Foreign currency losses	Other	June 30, 2020 Non-GAAP basis
Revenues:
Net sales	$253,646											$253,646
Royalties and franchise fees	1,045											1,045
Total revenues	254,691											254,691
Cost of sales	237,907	(597)				(134)	(4,437)		(28,376)			204,363
Wholesale selling expenses	9,707		(1,104)						(509)			8,094
Retail operating expenses	65,236					1,573		(342)	(4,389)			62,078
Franchise expenses	3,121								(343)			2,778
General and administrative expenses	59,931		(100)	(188)	(8,571)	49	(1,260)	(58)	(10,583)			39,220
Art and development costs	3,516											3,516
Development stage expenses	903		(903)									—
Store impairment and restructuring charges	1,164	(1,164)										—
Total expenses	381,485	(1,761)	(2,107)	(188)	(8,571)	1,488	(5,697)	(400)	(44,200)	—	—	320,049
Loss from operations	(126,794)											(65,358)
Interest expense, net	25,412											25,412
Other expense, net	1,484		(536)							(12)	(775)	161
Loss before income taxes	(153,690)											(90,931)
Interest expense, net	25,412											25,412
Depreciation and amortization	22,766											22,766
EBITDA	(105,512)											(42,753)
Adjustments to EBITDA	62,759	(1,761)	(2,643)	(188)	(8,571)	1,488	(5,697)	(400)	(44,200)	(12)	(775)	—
Adjusted EBITDA	$(42,753)	$(1,761)	$(2,643)	$(188)	$(8,571)	$1,488	$(5,697)	$(400)	$(44,200)	$(12)	$(775)	$(42,753)

PARTY CITY HOLDCO INC.
RECONCILIATION OF ADJUSTED EBITDA, Continued

(In thousands, unaudited)

		Three Months Ended June 30, 2019 EBITDA Adjustments
	June 30, 2019 GAAP Basis (as reported)	Store impairment and restructuring charges (a)	Gain on sale/leaseback transaction (o)	Corporate development expenses (h)	Legal	Stock Option Expense/Non- Employee Equity Compensation/ Restricted stock units – time-based (f)(g)(i)(m)	Deferred Rent (d)	Other restructuring, retention and severance (b)	Closed store expense (e)	Non-Cash Purchase Accounting Adjustments	Foreign currency gains	Other	June 30, 2019 Non-GAAP basis
Revenues:
Net sales	$561,702												$561,702
Royalties and franchise fees	2,189												2,189
Total revenues	563,891												563,891
Cost of sales	353,056	(5,394)					338						348,000
Wholesale selling expenses	16,884												16,884
Retail operating expenses	96,143							—	(393)				95,750
Franchise expenses	3,236												3,236
General and administrative expenses	41,510				(869)	(1,517)		(3,933)	(114)				35,077
Art and development costs	5,712												5,712
Development stage expenses	3,012			(3,012)									—
Gain on sale/leaseback transaction	(58,381)		58,381										—
Store impairment and restructuring charges	5,234	(5,234)											—
Total expenses	466,406	(10,628)	58,381	(3,012)	(869)	(1,517)	338	(3,933)	(507)	—	—	—	504,659
Income from operations	97,485												59,232
Interest expense, net	30,176												30,176
Other expense, net	3,342			(1,337)						(1,756)	(133)	(40)	76
Income before income taxes	63,967												28,980
Interest expense, net	30,176												30,176
Depreciation and amortization	21,884												21,884
EBITDA	116,027												81,040
Adjustments to EBITDA	(34,987)	(10,628)	58,381	(4,349)	(869)	(1,517)	338	(3,933)	(507)	(1,756)	(133)	(40)	—
Adjusted EBITDA	$81,040	$(10,628)	$58,381	$(4,349)	$(869)	$(1,517)	$338	$(3,933)	$(507)	$(1,756)	$(133)	$(40)	$81,040

PARTY CITY HOLDCO INC.
RECONCILIATION OF ADJUSTED EBITDA, Continued

(In thousands, unaudited)

		Six Months Ended June 30, 2020 EBITDA Adjustments
	June 30, 2020 GAAP Basis (as reported)	Goodwill and intangibles impairment (c)	Store impairment and restructuring charges (a)	Corporate development expenses (h)	Legal	Stock Option Expense/Non- Employee Equity Compensation/ Restricted stock units (f)(g)(i)(n)	Deferred Rent (d)	Other restructuring, retention and severance (b)	Closed store expense (e)	COVID- 19 (l)	Foreign currency losses	Other	June 30, 2020 Non-GAAP basis
Revenues:
Net sales	$666,107												$666,107
Royalties and franchise fees	2,627												2,627
Total revenues	668,734												668,734
Cost of sales	534,664		(10,630)				(134)	(4,437)		(41,180)		(429)	477,854
Wholesale selling expenses	25,165			(1,840)						(623)			22,702
Retail operating expenses	153,402						2,909		(1,508)	(14,567)			140,236
Franchise expenses	6,430									(672)			5,758
General and administrative expenses	119,927			(200)	(6,509)	(9,546)	97	(4,307)	(127)	(13,338)			85,997
Art and development costs	8,838												8,838
Development stage expenses	2,932			(2,932)									—
Store impairment and restructuring charges	18,892		(18,892)										—
Goodwill and intangibles impairment	536,648	(536,648)											—
Total expenses	1,406,898	(536,648)	(29,522)	(4,972)	(6,509)	(9,546)	2,872	(8,744)	(1,635)	(70,380)	—	(429)	741,385
Loss from operations	(738,164)												(72,651)
Interest expense, net	50,532												50,532
Other expense, net	7,160			(640)		(1,033)					(4,267)	(2,474)	(1,254)
Loss before income taxes	(795,856)												(121,929)
Interest expense, net	50,532												50,532
Depreciation and amortization	40,518												40,518
EBITDA	(704,806)												(30,879)
Adjustments to EBITDA	673,927	(536,648)	(29,522)	(5,612)	(6,509)	(10,579)	2,872	(8,744)	(1,635)	(70,380)	(4,267)	(2,903)	—
Adjusted EBITDA	$(30,879)	$(536,648)	$(29,522)	$(5,612)	$(6,509)	$(10,579)	$2,872	$(8,744)	$(1,635)	$(70,380)	$(4,267)	$(2,903)	$(30,879)

PARTY CITY HOLDCO INC.
RECONCILIATION OF ADJUSTED EBITDA, Continued

(In thousands, unaudited)

		Six Months Ended June 30, 2019 EBITDA Adjustments
	June 30, 2019 GAAP Basis (as reported)	Store impairment and restructuring charges (a)	Gain on sale/leaseback transaction (o)	Corporate development expenses (h)	Legal	Stock Option Expense/Non- Employee Equity Compensation/ Restricted stock units (f)(g)(i)(m)	Deferred Rent (d)	Other restructuring, retention and severance (b)	Closed store expense (e)	Non-Cash Purchase Accounting Adjustments	Foreign currency gains	Other	June 30, 2019 Non-GAAP basis
Revenues:
Net sales	$1,072,804												$1,072,804
Royalties and franchise fees	4,203												4,203
Total revenues	1,077,007												1,077,007
Cost of sales	692,098	(23,023)					1,488						670,563
Wholesale selling expenses	34,845												34,845
Retail operating expenses	191,161							(31)	(872)				190,258
Franchise expenses	6,539												6,539
General and administrative expenses	83,435				(1,601)	(2,408)		(5,290)	(226)				73,910
Art and development costs	11,641												11,641
Development stage expenses	5,238			(5,238)									—
Gain on sale/leaseback transaction	(58,381)		58,381										—
Store impairment and restructuring charges	23,243	(23,243)											—
Total expenses	989,819	(46,266)	58,381	(5,238)	(1,601)	(2,408)	1,488	(5,321)	(1,098)	—	—	—	987,756
Income from operations	87,188												89,251
Interest expense, net	59,433												59,433
Other expense, net	4,596			(1,956)						(2,757)	160	(89)	(46)
Income before income taxes	23,159												29,864
Interest expense, net	59,433												59,433
Depreciation and amortization	43,225												43,225
EBITDA	125,817												132,522
Adjustments to EBITDA	6,705	(46,266)	58,381	(7,194)	(1,601)	(2,408)	1,488	(5,321)	(1,098)	(2,757)	160	(89)	—
Adjusted EBITDA	$132,522	$(46,266)	$58,381	$(7,194)	$(1,601)	$(2,408)	$1,488	$(5,321)	$(1,098)	$(2,757)	$160	$(89)	$132,522

(a)     During the three and six months ended June 30, 2019, the Company initiated a store optimization program under which it identified 55 stores for closure, out of which 35 stores were closed in 2019 and 20 stores were closed in January 2020. In addition, 21 stores were identified in 2020 for closure at a future date. In conjunction with the program, during the first six months of 2020, the Company recorded the following charges: inventory reserves: $11,696, operating lease asset impairment: $8,343, plant and equipment impairment: $2,065 and labor and other costs related to closing the stores: $2,434. In addition the Company recorded $6,051 of operating lease asset impairment related to its active stores, driven partially by stores that were closed due to COVID-19. During the first six months of 2019, the Company recorded the following charges related to the store optimization program: inventory reserves: $21,285, operating lease asset impairment: $14,149, property, plant and equipment impairment: $4,680 and severance: $661. See Note 3 – Store Impairment and Restructuring Charges in Item 1 for further discussion. Additionally, during the process of liquidating the inventory in such stores, the Company lost margin of $1,577.

(b)

Amounts expensed during the first six months of 2020 principally relate to severance due to organizational changes. Amounts expensed during 2019 principally relate to executive severance and the write-off of inventory for a section of the Company’s Party City stores that is being restructured.

(c)	As a result of a sustained decline in market capitalization, the Company recognized a non-cash pre-tax goodwill and intangibles impairment charge for six months ended June 30, 2020 of $536.6.
(d)

The “deferred rent” adjustment reflects the difference between accounting for rent and landlord incentives in accordance with GAAP and the Company’s actual cash outlay for such items. During the first quarter of 2019, the Company adopted ASC 842. Under the standard, the difference between accounting for rent and landlord incentives in accordance with GAAP and the Company’s actual cash outlay for such items is now incorporated in the Company’s operating lease asset.

(e)	Charges incurred related to closing and relocating stores in the ordinary course of business.
(f)	Represents non-cash charges related to stock options – time-based and performance-based.
(g)	The acquisition of Ampology’s interest in Kazzam, LLC in an equity transaction. See Note 19 – Kazzam, LLC in Item 1 for further discussion.
(h)	Primarily represents costs for Kazzam (see Note 19 – Kazzam, LLC in Item 1 for further discussion) and third-party costs related to acquisitions (principally legal and diligence expenses).
(i)	Non-cash charges for restricted stock units that vest based on service conditions.

(j)

During February 2018, the Company amended the Term Loan Credit Agreement. In conjunction with the amendment, the Company wrote-off capitalized deferred financing costs, original issue discounts and call premiums. The amounts are included in “Amortization of deferred financing costs and original issuance discounts” in the adjusted net income table above.

(k)

Represents income tax expense/benefit after excluding the specific tax impacts for each of the pre-tax adjustments. The tax impacts for each of the adjustments were determined by applying to the pre-tax adjustments the effective income tax rates for the specific legal entities in which the adjustments were recorded.

(l)	Represents COVID-19 expenses for employees on temporary furlough for whom the Company provides health benefits; non-payroll expenses including advertising, occupancy and other store expenses.
(m)	Non-cash charges for restricted stock units that vest based on performance conditions.
(n)

Represents non-cash charges related to stock options that vest based on performance conditions. For the three and six months ended June 30, 2020, this includes a one-time compensation expense of $7,847 that resulted fromTHL not achieving specified investment returns. See Note 10 - Capital Stock in the Company’s Form 10-Q for the quarterly period ended June 30, 2020.

(o)

During June 2019, the Company reported a $58,381 gain from the sale and leaseback of its main distribution center in Chester, New York and its metallic balloons manufacturing facility in Eden Prairie, Minnesota. The aggregate sale price for the three properties was $128,000. Simultaneous with the sale, the Company entered into twenty-year leases for each of the facilities.

PARTY CITY HOLDCO INC.
RECONCILIATION OF ADJUSTED NET INCOME

(In thousands, except share and per share data, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
(Dollars in thousands, except per share amounts)
(Loss) income before income taxes	$(153,690)	$63,967	$(795,856)	$23,159
Intangible asset amortization	2,679	3,546	5,545	6,975
Non-cash purchase accounting adjustments	—	2,459	—	3,776
Amortization of deferred financing costs and original issuance discounts (j)	1,199	1,146	2,401	2,289
Store impairment and restructuring charges (a)	181	10,628	28,154	46,266
Other restructuring charges (b)	6,595	3,085	7,517	3,085
Goodwill and intangibles impairment (c)	—	—	536,648	—
Non-employee equity-based compensation (g)	—	129	1,033	258
Refinancing charges (j)	—	36	—	36
Non-recurring legal settlements/costs	100	—	6,421	—
Stock option expense – time – based (f)	561	371	561	741
Stock option expense – performance – based (n)	7,493	—	7,847	—
Gain on sale/leaseback transaction (o)	—	(58,381)	—	(58,381)
Restricted stock unit expense – performance-based (m)	—	476	—	476
COVID - 19 (l)	44,200	—	70,380	—
Adjusted (loss) income before income taxes	(90,682)	27,462	(129,349)	28,680
Adjusted income tax (benefit) expense (k)	(29,366)	7,227	(41,650)	7,342
Adjusted net (loss) income	$(61,316)	$20,235	$(87,699)	$21,338
Adjusted net (loss) income per common share – diluted	$(0.66)	$0.22	$(0.94)	$0.23
Weighted-average number of common shares-diluted	93,419,078	93,703,546	93,407,344	93,791,763

(a)     During the three and six months ended June 30, 2019, the Company initiated a store optimization program under which it identified 55 stores for closure, out of which 35 stores were closed in 2019 and 20 stores were closed in January 2020. In addition, 21 stores were identified in 2020 for closure at a future date. In conjunction with the program, during the first six months of 2020, the Company recorded the following charges: inventory reserves: $11,696, operating lease asset impairment: $8,343, plant and equipment impairment: $2,065 and labor and other costs related to closing the stores: $2,434. In addition the Company recorded $6,051 of operating lease asset impairment related to its active stores, driven partially by stores that were closed due to COVID-19. During the first six months of 2019, the Company recorded the following charges related to the store optimization program: inventory reserves: $21,285, operating lease asset impairment: $14,149, property, plant and equipment impairment: $4,680 and severance: $661. See Note 3 – Store Impairment and Restructuring Charges in Item 1 for further discussion. Additionally, during the process of liquidating the inventory in such stores, the Company lost margin of $1,577.

(b)

Amounts expensed during the first six months of 2020 principally relate to severance due to organizational changes. Amounts expensed during 2019 principally relate to executive severance and the write-off of inventory for a section of the Company’s Party City stores that is being restructured.

(c)	As a result of a sustained decline in market capitalization, the Company recognized a non-cash pre-tax goodwill and intangibles impairment charge for six months ended June 30, 2020 of $536.6.
(d)

The “deferred rent” adjustment reflects the difference between accounting for rent and landlord incentives in accordance with GAAP and the Company’s actual cash outlay for such items. During the first quarter of 2019, the Company adopted ASC 842. Under the standard, the difference between accounting for rent and landlord incentives in accordance with GAAP and the Company’s actual cash outlay for such items is now incorporated in the Company’s operating lease asset.

(e)	Charges incurred related to closing and relocating stores in the ordinary course of business.
(f)	Represents non-cash charges related to stock options – time-based and performance-based.
(g)	The acquisition of Ampology’s interest in Kazzam, LLC in an equity transaction. See Note 19 – Kazzam, LLC in Item 1 for further discussion.
(h)	Primarily represents costs for Kazzam (see Note 19 – Kazzam, LLC in Item 1 for further discussion) and third-party costs related to acquisitions (principally legal and diligence expenses).
(i)	Non-cash charges for restricted stock units that vest based on service conditions.
(j)

During February 2018, the Company amended the Term Loan Credit Agreement. In conjunction with the amendment, the Company wrote-off capitalized deferred financing costs, original issue discounts and call premiums. The amounts are included in “Amortization of deferred financing costs and original issuance discounts” in the adjusted net income table above.

(k)

Represents income tax expense/benefit after excluding the specific tax impacts for each of the pre-tax adjustments. The tax impacts for each of the adjustments were determined by applying to the pre-tax adjustments the effective income tax rates for the specific legal entities in which the adjustments were recorded.

(l)	Represents COVID-19 expenses for employees on temporary furlough for whom the Company provides health benefits; non-payroll expenses including advertising, occupancy and other store expenses.

(m)	Non-cash charges for restricted stock units that vest based on performance conditions.
(n)

Represents non-cash charges related to stock options that vest based on performance conditions. For the three and six months ended June 30, 2020, this includes a one-time compensation expense of $7,847 that resulted fromTHL not achieving specified investment returns. See Note 10 - Capital Stock in the Company’s Form 10-Q for the quarterly period ended June 30, 2020.

(o)

During June 2019, the Company reported a $58,381 gain from the sale and leaseback of its main distribution center in Chester, New York and its metallic balloons manufacturing facility in Eden Prairie, Minnesota. The aggregate sale price for the three properties was $128,000. Simultaneous with the sale, the Company entered into twenty-year leases for each of the facilities.

PARTY CITY HOLDCO INC.

RECONCILIATION OF 2020 OUTLOOK

(In millions, unaudited)

As a result of the continued disruption and uncertainty caused by the COVID-19 pandemic, the Company is not providing financial guidance for fiscal 2020.

PARTY CITY HOLDCO INC.
SEGMENT INFORMATION

(In thousands, except percentages, unaudited)

	Three Months Ended June 30,
	2020		2019
	Dollars in Thousands	Percentage of Total Revenues	Dollars in Thousands	Percentage of Total Revenues
Net Sales:
Wholesale	$131,296	51.6%	$289,067	51.3%
Eliminations	(62,387)	(24.5)	(150,522)	(26.7)
Net wholesale	68,909	27.1	138,545	24.6
Retail	184,737	72.5	423,157	75.0
Total net sales	253,646	99.6	561,702	99.6
Royalties and franchise fees	1,045	0.4	2,189	0.4
Total revenues	$254,691	100.0%	$563,891	100.0%

	Six Months Ended June 30,
	2020		2019
	Dollars in Thousands	Percentage of Total Revenues	Dollars in Thousands	Percentage of Total Revenues
Net Sales:
Wholesale	$346,094	51.8%	$579,368	53.8%
Eliminations	(166,118)	(24.8)	(307,874)	(28.6)
Net wholesale	179,976	26.9	271,494	25.2
Retail	486,131	72.7	801,310	74.4
Total net sales	666,107	99.6	1,072,804	99.6
Royalties and franchise fees	2,627	0.4	4,203	0.4
Total revenues	$668,734	100.0%	$1,077,007	100.0%

	Three Months Ended June 30,
	2020		2019
	Dollars in Thousands	Percentage of Net Sales	Dollars in Thousands	Percentage of Net Sales
Retail	$28,857	15.6%	$172,051	40.7%
Wholesale	(13,118)	(19.0)	36,595	26.4
Total Gross Profit	$15,739	6.2%	$208,646	37.1%

	Six Months Ended June 30,
	2020		2019
	Dollars in Thousands	Percentage of Net Sales	Dollars in Thousands	Percentage of Net Sales
Retail	$123,218	25.3%	$308,069	38.4%
Wholesale	8,225	4.6	72,637	26.8
Total Gross Profit	$131,443	19.7%	$380,706	35.5%

PARTY CITY HOLDCO INC.
OPERATING METRICS

	Three Months Ended June 30,		LTM
	2020	2019	2020

Store Count
Corporate Stores:
Beginning of period	757	868	865
New stores opened	1	3	1
Acquired	—	3	3
Closed	(1)	(9)	(112)
End of period	757	865	757
Franchise Stores
Beginning of period	97	98	98
New stores opened	—	—	—
Sold to Party City	—	—	—
Closed	—	—	(1)
End of period	97	98	97
Grand Total	854	963	854

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Wholesale Share of Shelf (a)	82.3%	77.6%	81.7%	77.8%
Manufacturing Share of Shelf (b)	33.5%	27.1%	30.7%	27.3%

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Brand comparable sales (c)	-52.4%	-2.1%	-35.6%	-1.7%

(a)	Wholesale share of shelf represents the percentage of our retail product cost of sales supplied by our wholesale operations.
(b)	Manufacturing share of shelf represents the percentage of our retail product cost of sales manufactured by the company.
(c)	Party city brand comparable sales include North American e-commerce sales.